Exhibit 10.6

PROMISSORY NOTE

Up to $60,000,000	March 12, 2014

FOR VALUE RECEIVED, UNILIFE MEDICAL SOLUTIONS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ROS ACQUISITION OFFSHORE LP, a Cayman Islands exempted limited partnership (together with its Affiliates, successors, transferees and assigns, the “Lender”), on the Maturity Date the principal sum of FORTY MILLION DOLLARS ($40,000,000) or, if Delayed Draw Loans in the aggregate principal amount of $20,000,000 are made to the Borrower, SIXTY MILLION DOLLARS ($60,000,000) or, in each case if less, the aggregate unpaid principal amount of the Loans (and any continuation thereof) made (or continued) by the Lender pursuant to the Credit Agreement, dated as of March 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender. Unless otherwise defined herein or the context otherwise requires, terms used in this Note have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity upon demand, until paid in full, at the rates per annum and on the dates specified in the Credit Agreement, as well as any other amounts that may be due to the Lender upon maturity (whether by acceleration or otherwise) under or in respect of this Note.

Payments of both principal and interest are to be made in U.S. Dollars in same day or immediately available funds to the account designated by the Lender.

This Note is referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security and guarantee for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of the unpaid principal amount of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Any prepaid principal of this Note may not be reborrowed.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[ Signature Page Follows ]

Exhibit 10.6

UNILIFE MEDICAL SOLUTIONS, INC.

By:	/s/ Alan Shortall
Name: Alan Shortall
Title: Chairman and CEO

[Signature Page to Promissory Note]